UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 06, 2024

MBIA Inc.

(Exact name of Registrant as Specified in Its Charter)

Connecticut	001-09583	06-1185706
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Manhattanville Road Suite 301
Purchase, New York		10577
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 914 273-4545

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MBI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The following information, including Exhibit 99.1 to this Form 8-K, is being furnished, not filed, pursuant to Item 2.02 - Results of Operations and Financial Condition of Form 8-K.

On August 6, 2024, MBIA Inc. (“MBIA”) issued a press release announcing that the Registrant’s results of operations for the quarter ended June 30, 2024, were available via a financial results report on the Registrant’s website at https://investor.mbia.com/investor-relations/financial-information/default.aspx. A copy of the financial results report is attached as Exhibit 99.1 to this Form 8-K and is incorporated by reference to this Item 2.02 as if fully set forth herein.

Item 7.01. REGULATION FD DISCLOSURE.

The following information is being furnished, not filed, pursuant to Item 7.01 - Regulation FD Disclosure of Form 8-K. Information contained on MBIA’s website is not incorporated by reference into this Current Report on Form 8-K.

On August 6, 2024, MBIA will post on its website, www.mbia.com, under the section “Investor Relations – Financial Information – Operating Supplements,” a Quarterly Operating Supplement for the second quarter of 2024 and under the section “Investor Relations – Financial Information – Statutory Statements,” 2024 Quarterly Statements for the second quarter of 2024 for each of MBIA Insurance Corporation and National Public Finance Guarantee Corporation. MBIA will also post on its website, under the section “Insured Portfolio,” the Company’s insured portfolios as of June 30, 2024. The information will be posted as “National Public Finance Guarantee Corporation’s Insured Portfolio,” “MBIA Corp.’s Non-U.S. Public Finance Insured Portfolio and “MBIA Corp.’s Structured Finance Insured Portfolio.””

On or about August 7, 2024, MBIA will also post on its website, www.mbia.com, under the section “Investor Relations – Investor Inquiries / FAQs,” updated Investor Inquiries/FAQs.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

99.1 Second Quarter 2024 Financial Results issued by MBIA Inc., dated August 6, 2024.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

Date:	August 6, 2024	By:	/s/ William J. Rizzo
William J. Rizzo Co-General Counsel

Exhibit 99.1

MBIA Inc. Second Quarter 2024 Financial Results

August 6, 2024

MBIA Inc. (NYSE:MBI) (the Company) today reported a consolidated GAAP net loss of $254 million, or $(5.34) per share, for the second quarter of 2024 compared to a consolidated GAAP net loss of $74 million, or $(1.46) per share, for the second quarter of 2023. The greater net loss was primarily due to higher losses and loss adjustment expenses (LAE) at National Public Finance Guarantee Corporation (National) and higher fair value losses at MBIA Insurance Corporation (MBIA Corp.). The greater losses and LAE at National largely resulted from higher losses on its Puerto Rico Electric Power Authority (PREPA) exposure. The greater fair value losses at MBIA Corp. largely resulted from a decline in the value of recoveries associated with claims paid on Zohar CDOs.

Book value per share was negative $39.07 as of June 30, 2024 compared with a negative $32.56 as of December 31, 2023. The decrease in book value per share since year-end 2023 was primarily due to the net loss for the first six months of 2024.

The Company also reported an Adjusted Net Loss (a non-GAAP measure defined in the attached Explanation of Non-GAAP Financial Measures) of $138 million or $(2.90) per diluted share for the second quarter of 2024 compared with an Adjusted Net Loss of $22 million or $(0.45) per diluted share for the second quarter of 2023. The greater net loss was primarily due to higher loss and LAE expense at National largely due to higher losses on its PREPA exposure.

Adjusted Net Income (Loss) provides investors with views of the Company’s operating results that management uses in measuring financial performance. Reconciliations of Adjusted Net Income (Loss) to net income, calculated in accordance with GAAP, are also attached.

Statement from Company Representative

Bill Fallon, MBIA’s Chief Executive Officer noted, “Additional losses associated with National's PREPA exposure adversely impacted our financial results this quarter and National's PREPA exposure remains an important issue to be resolved to pursue a sale of MBIA Inc."

Year-to-Date Results

The Company recorded a consolidated GAAP net loss of $340 million, or $(7.21) per diluted common share, for the six months ended June 30, 2024 compared with a consolidated GAAP net loss of $167 million, or $(3.51) per diluted common share, for the first six months of 2023. The greater net loss was primarily due to the second quarter 2024 higher losses and loss adjustment expenses (LAE) at National associated with its PREPA exposure and the higher second quarter 2024 fair value losses at MBIA Corp. associated with its Zohar CDO related loss recoveries.

The Company’s non-GAAP Adjusted Net Loss for the six months ended June 30, 2024 was $162 million or $(3.44) per diluted share compared with an Adjusted Net Loss of $23 million or $(0.47) per diluted share for the first six months of 2023. The greater net loss was primarily due to higher loss and LAE expense at National largely due to higher losses on its PREPA exposure.

MBIA Inc.

As of June 30, 2024, MBIA Inc.’s liquidity position totaled $315 million, consisting primarily of cash and cash equivalents and liquid invested assets.

During the second quarter, the Company repurchased $26 million par value of MBIA Global Funding Medium Term Notes. Also during the second quarter of 2024, MBIA Inc. acquired $16 million par value of MBIA Inc. Senior Notes. There were no purchases of MBIA Inc. shares during the second quarter of 2024. As of July 30, 2024, there was $71 million of remaining capacity under the Company’s share repurchase authorization and 51 million of the Company’s common shares outstanding.

National Public Finance Guarantee Corporation

National had statutory capital of $1.0 billion and claims-paying resources totaling $1.6 billion as of June 30, 2024. National’s total fixed income investments plus cash and cash equivalents had a book/adjusted carrying value of $1.4 billion as of June 30, 2024. National’s insured portfolio declined by $0.8 billion during the quarter, ending the quarter with $27.0 billion of gross par outstanding. National ended the quarter with a leverage ratio of gross par to statutory capital of 28 to 1, compared to 25:1 at year-end 2023.

MBIA Insurance Corporation

The statutory capital of MBIA Insurance Corporation as of June 30, 2024 was $85 million and claims-paying resources totaled $355 million. MBIA Insurance Corporation’s total fixed income investments plus cash and cash equivalents had a book/adjusted carrying value of $149 million as of June 30, 2024.

Conference Call

The Company will host a webcast and conference call for investors tomorrow, Wednesday, August 7 at 8:00 AM (ET) to discuss its second quarter 2024 financial results and other matters relating to the Company. The webcast and conference call will consist of brief remarks followed by a question and answer session.

The dial-in number for the call is (800) 445-7795 in the U.S. and (785) 424-1699 from outside the U.S. The conference call code is MBIAQ224. A live webcast of the conference call will also be accessible on www.mbia.com.

A replay of the conference call will become available approximately two hours after the completion of the call and will remain available until 11:59 p.m. on August 14 by dialing (800) 839-3447 in the U.S. or (402) 220-7237 from outside the U.S. In addition, a recorded replay of the call will become available on the Company's website approximately two hours after the completion of the call.

Forward-Looking Statements

This release includes statements that are not historical or current facts and are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words "believe,, "anticipate," "project," "plan," "expect," "estimate," "intend," "will," "will likely result," "looking forward," or "will continue," and similar expressions identify forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected, including, among other factors, the possibility that MBIA Inc. or National will experience increased credit losses or impairments on public finance obligations issued by state, local and territorial governments and finance authorities that are experiencing unprecedented fiscal stress; the possibility that loss reserve estimates are not adequate to cover potential claims; MBIA Inc.'s or National's ability to fully implement their strategic plan; and changes in general economic and competitive conditions.

These and other factors that could affect financial performance or could cause actual results to differ materially from estimates contained in or underlying MBIA Inc.'s or National's forward-looking statements are discussed under the "Risk Factors" section in MBIA Inc.'s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which may be updated or amended in MBIA Inc.'s subsequent filings with the Securities and Exchange Commission. MBIA Inc. and National caution readers not to place undue reliance on any such forward-looking statements, which speak only to their respective dates. National and MBIA Inc. undertake no obligation to publicly correct or update any forward-looking statement if it later becomes aware that such result is not likely to be achieved.

MBIA Inc., headquartered in Purchase, New York is a holding company whose subsidiaries provide financial guarantee insurance for the public and structured finance markets. Please visit MBIA's website at www.mbia.com.

Explanation of Non-GAAP Financial Measures

The following are explanations of why the Company believes that the non-GAAP financial measures used in this press release, which serve to supplement GAAP information, are meaningful to investors.

Adjusted Net Income (Loss): Adjusted Net Income (Loss) is a useful measurement of performance because it measures income from the Company excluding its international and structured finance insurance segment, comprising the results of MBIA Corp. which given its capital structure and business prospects, we do not expect its financial performance to have a material impact on MBIA Inc. Also excluded from Adjusted Net Income (Loss) are investment portfolio realized gains and losses, gains and losses on financial instruments at fair value and foreign exchange, and realized gains and losses on extinguishment of debt. Adjusted Net Income (Loss) eliminates the tax provision (benefit) as a result of a full valuation allowance against the Company's net deferred tax asset. Trends in the underlying profitability of the Company's businesses can be more clearly identified without the fluctuating effects of the excluded items previously noted. Adjusted Net Income (Loss) as defined by the Company does not include all revenues and expenses required by GAAP. Adjusted Net Income (Loss) is not a substitute for and should not be viewed in isolation from GAAP net income.

Adjusted Net Income (Loss) per share represents that amount of Adjusted Net Income (Loss) allocated to each fully diluted weighted-average common share outstanding for the measurement period.

MBIA management further adjusts Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per share by removing the impact of our U.S. public finance insurance segment VIE consolidations. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company. However, since the Company does not own such VIEs, management uses certain measures that remove the impact of VIE consolidations for our U.S. public finance insurance segment in order to reflect financial exposure limited to its financial guaranty contracts.

Book Value adjustments: Management adjusts GAAP book value to remove the book value of MBIA Corp. and for certain items which the Company believes will reverse from GAAP book value through GAAP earnings and comprehensive income, as well as add in the impact of certain items which the Company believes will be realized in GAAP book value in future periods. The Company has limited such adjustments to those items that it deems to be important when measuring financial performance and for which the likelihood and amount can be reasonably estimated. The following provides a description of management's adjustments to GAAP book value:

•
Negative book value of MBIA Corp. - We remove the negative book value of MBIA Corp. based on our view that given MBIA Corp.'s current financial condition, the regulatory regime in which it operates, the priority given to its policyholders, surplus note holders and preferred stock holders with respect to the distribution of assets, and its legal structure, it is not and will not likely be in a position to upstream any economic benefit to MBIA Inc. Further, MBIA Inc. does not face any material financial liability arising from MBIA Corp.

•
Net unrealized (gains) losses on available-for-sale ("AFS") securities excluding MBIA Corp. - We remove net unrealized gains and losses on AFS securities recorded in accumulated other comprehensive income since they will reverse from GAAP book value when such securities mature. Gains and losses from sales and impairment of AFS securities are recorded in book value through earnings.

•
Net unearned revenue in excess of expected losses of National - We include net unearned premium revenue in excess of expected losses. Net unearned premium revenue in excess of expected losses consists of the financial guarantee unearned premium revenue of National in excess of expected insurance losses, net of reinsurance and deferred acquisition costs. In accordance with GAAP, a loss reserve on a financial guarantee policy is only recorded when expected losses exceed the amount of unearned premium revenue recorded for that policy. As a result, we only add to GAAP book value the amount of unearned premium revenue in excess of expected losses for each policy in order to reflect the full amount of our expected losses. The Company's net unearned premium revenue will be recognized in GAAP book value in future periods, however, actual amounts could differ from estimated amounts due to such factors as credit defaults and policy terminations, among others.

Claims-paying Resources (CPR): CPR is a key measure of the resources available to National and MBIA Corp. to pay claims under their respective insurance policies. CPR consists of total financial resources and reserves calculated on a statutory basis. CPR has been a common measure used by financial guarantee insurance companies to report and compare resources and continues to be used by MBIA's management to evaluate changes in such resources. The Company has provided CPR to allow investors and analysts to evaluate National and MBIA Corp. using the same measure that MBIA's management uses to evaluate their resources to pay claims under their respective insurance policies. There is no directly comparable GAAP measure.

Leverage Ratio: Gross Par Outstanding divided by Statutory Capital (Policyholders' Surplus plus Contingency Reserve).

Contacts

MBIA Inc.

Greg Diamond, 914-765-3190

Managing Director, Head of Investor and Media Relations

greg.diamond@mbia.com

Please see the financial results tables in the current quarter's Operating Supplement, which is available at https://investor.mbia.com/investor-relations/financialinformation/default.aspx.